Exhibit 99.1
Granite Ridge Resources Inc. Reports Third-Quarter 2023 Results
and Provides Updated Outlook for 2023
Dallas, Texas, November 9, 2023 – Granite Ridge Resources Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the third quarter 2023 and provided an updated outlook for 2023.
Third Quarter 2023 Highlights
•Grew production 20% to 26,433 barrels of oil equivalent (“Boe”) per day (46% oil), from 22,015 Boe per day (49% oil) for the third quarter of 2022.
•Reported net income of $18.0 million, or $0.13 per share, versus $80.0 million, or $0.60 per share, for the prior year period. Third quarter adjusted net income (non-GAAP) totaled $27.7 million, or $0.21 per share. Non-cash depletion and accretion expense for the third quarter totaled $44.3 million, impacting net income by $0.33 per share.
•Generated $83.2 million of adjusted EBITDAX (non-GAAP).
•Deployed $95.1 million of capital during the quarter, including $11.9 million of inventory acquisitions (non-GAAP).
•Placed 77 gross (8.58 net) wells online.
•Declared dividend of $0.11 per share of common stock.
•Ended the third quarter of 2023 with liquidity of $70.8 million.
2023 Outlook Updates
•Increased full year 2023 midpoint production guidance to 23,250 Boe per day; now expecting to generate 18% midpoint annual production volume growth as compared to the full year 2022.
•Increased the midpoint of total capital expenditures for full year 2023 by $55 million to $350 million primarily to reflect additional acquisitions.
•Increased the midpoint of number of net well placed on production to 22.

See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Luke Brandenberg, President and CEO of Granite Ridge, commented, “Our third quarter operational and financial results are another clear indicator that our well-honed strategy of building close and long-standing relationships provides a strong platform for continued success. This was evidenced by the more than 23% increase in growth in daily production levels from the second quarter of 2023, as well as the 11% increase in the sequential quarterly period end net producing well count. This growth is a direct result of our operator partners’ targeted spending campaigns to capitalize on the strong underlying fundamentals supporting the oil and gas industry. In addition, our positive third quarter of 2023 results reflect our unrelenting pursuit in identifying, evaluating and – most importantly – executing targeted opportunities that fit our very selective criteria.”
Third Quarter 2023 Summary
Third quarter 2023 oil production volumes totaled 12,228 barrels (“Bbls”) per day, a 13% increase from the third quarter of 2022. Natural gas production for the third quarter of 2023 totaled 85,228 thousand cubic feet of natural gas (“Mcf”) per day, a 27% increase from the third quarter of 2022. As a result, the Company’s total production for the third quarter of 2023 grew 20% from the third quarter of the prior year to 26,433 Boe per day.

Net income for the third quarter of 2023 was $18.0 million, or $0.13 per diluted share. Excluding non-cash and nonrecurring items, the third quarter 2023 adjusted net income (non-GAAP) was $27.7 million, or $0.21 per diluted share. The Company’s average realized price for oil and natural gas for the third quarter of 2023, excluding the effect of commodity derivatives, was $78.41 per Bbl and $2.58 per Mcf, respectively.

Adjusted EBITDAX (non-GAAP) for the third quarter of 2023 totaled $83.2 million, compared to $99.0 million for the third quarter of 2022. Third quarter of 2023 cash flow from operating activities was $57.0 million, including $22.3 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $79.3 million. Costs incurred for development activities totaled $75.7 million for the third quarter of 2023.

Granite Ridge Credit Agreement Amendment
On November 7, 2023, Granite Ridge amended the senior secured revolving credit agreement (the “Credit Agreement”) which, among other things, established a borrowing base of $275.0 million, increased the Company’s aggregate elected commitments from $150.0 million to $240.0 million, and amended the applicable margin charged on the loans and other obligations under the Credit Agreement.

Operational Activity
The table below provides a summary of gross and net wells completed and put on production for the three and nine months ended September 30, 2023:

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Gross	Net	Gross	Net
Permian	23	5.46	85	10.59
Eagle Ford	6	1.77	18	4.27
Bakken	12	0.34	29	1.43
Haynesville	4	0.94	4	0.94
DJ	32	0.07	98	2.80
Total	77	8.58	234	20.03

On September 30, 2023, the Company had 196 gross (10.6 net) wells in process.

Costs Incurred

The tables below provide the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Property acquisition costs:
Proved	$8,161	$4,251	$27,459	$12,206
Unproved	11,262	7,864	24,053	20,653
Development costs	75,726	59,898	233,071	164,923
Total costs incurred for oil and natural gas properties	$95,149	$72,013	$284,583	$197,782

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Inventory acquisitions (non-GAAP) (1)	$11,939	$25,619	$36,203	$57,253
Production acquisitions	8,161	—	26,150	560
Development costs (excluding drilling carry)	75,049	46,394	222,230	139,969
Total costs incurred for oil and natural gas properties	$95,149	$72,013	$284,583	$197,782

(1) Includes costs to acquire additional development opportunities and undeveloped acreage acquisition.

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

Updated 2023 Guidance
The following table summarizes the Company’s updated operational and financial guidance for 2023.

	2023 Guidance	Updated 2023 Guidance
Annual production (Boe per day)	21,500 - 23,000	22,500 - 24,000
Oil as a % of sales volumes	49%	47%

Inventory acquisitions and production acquisitions ($ in millions)	$50 - $50	$90 - $90
Development capital expenditures ($ in millions)	$230 - $260	$255 - $265
Total capital expenditures ($ in millions)	$280 - $310	$345 - $355

Net wells placed on production	19 - 21	21 - 23

Lease operating expenses (per Boe)	$6.50 - $7.50	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%	7% - 8%
Cash general and administrative expense ($ in millions)	$20 - $22	$20 - $22
Conference Call
Granite Ridge will host a conference call on November 10, 2023, at 10:00 AM CT (11:00 AM ET) to discuss its third quarter 2023 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
Intl. dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through November 24, 2023. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.

Upcoming Investor Events

Granite Ridge management will be participating in the following upcoming investor events:
•Stephens Annual Investment Conference - November 14, 2023.
•Bank of America Global Energy Conference - November 15, 2023.
•Capital One Securities Energy Conference - December 5, 2023.
Any investor presentations to be used for such events will be posted prior to the events on Granite Ridge’s website.

About Granite Ridge
Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Granite Ridge’s

2023 outlook, dividend plans and practices, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Gaza conflict, the Russia-Ukraine war, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX, operating cash flow before working capital changes, free cash flow and inventory acquisitions.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.
INVESTOR RELATIONS AND MEDIA CONTACT: IR@GraniteRidge.com – (214) 396-2850

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$6,117	$50,833
Revenue receivable	82,680	72,287
Advances to operators	11,104	8,908
Prepaid costs and other	450	4,203
Derivative assets - commodity derivatives	2,112	10,089
Total current assets	102,463	146,320
Property and equipment:
Oil and gas properties, successful efforts method	1,311,625	1,028,662
Accumulated depletion	(496,452)	(383,673)
Total property and equipment, net	815,173	644,989
Long-term assets:
Other long-term assets	2,978	3,468
Total long-term assets	2,978	3,468
Total assets	$920,614	$794,777
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$61,985	$62,180
Other liabilities	3,454	1,523
Derivative liabilities - commodity derivatives	4,391	431
Total current liabilities	69,830	64,134
Long-term liabilities:
Long-term debt	85,000	—
Derivative liabilities - commodity derivatives	479	—
Derivative liabilities - common stock warrants	—	11,902
Asset retirement obligations	6,498	4,745
Deferred tax liability	108,627	91,592
Total long-term liabilities	200,604	108,239
Total liabilities	270,434	172,373
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,053,725 and 133,294,897 issued at September 30, 2023 and December 31, 2022, respectively	14	13
Additional paid-in capital	610,982	590,232
Retained earnings	51,758	32,388
Treasury stock, at cost, 1,840,427 and 25,920 shares at September 30, 2023 and December 31, 2022, respectively	(12,574)	(229)
Total stockholders' equity	650,180	622,404
Total liabilities and stockholders' equity	$920,614	$794,777

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenues:
Oil and natural gas sales	$108,404	$136,966	$287,271	$381,082
Operating costs and expenses:
Lease operating expenses	16,935	12,330	45,113	30,258
Production and ad valorem taxes	7,790	7,871	19,810	20,771
Depletion and accretion expense	44,267	36,567	113,088	84,096
Abandonments expense	1,560	—	1,560	—
General and administrative (including non-cash stock-based compensation of $379 and $1,813 for the three and nine months ended September 30, 2023)	5,249	2,708	21,839	7,747
Total operating costs and expenses	75,801	59,476	201,410	142,872
Net operating income	32,603	77,490	85,861	238,210
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	(8,129)	3,071	6,415	(30,787)
Interest expense	(1,356)	(570)	(2,906)	(1,704)
Loss on derivatives - common stock warrants	(8)	—	(5,742)	—
Total other income (expense)	(9,493)	2,501	(2,233)	(32,491)
Income before income taxes	23,110	79,991	83,628	205,719
Income tax expense	5,153	—	20,068	—
Net income	$17,957	$79,991	$63,560	$205,719

Net income per share:
Basic	$0.13	$0.60	$0.48	$1.55
Diluted	$0.13	$0.60	$0.48	$1.55
Weighted-average number of shares outstanding:
Basic	134,396	132,923	133,426	132,923
Diluted	134,421	132,923	133,440	132,923

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Operating activities:
Net income	$63,560	$205,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	113,088	84,096
Abandonments expense	1,560	—
(Gain) loss on derivatives - commodity derivatives	(6,415)	30,787
Net cash receipts from (payments on) commodity derivatives	18,830	(40,006)
Stock-based compensation	1,813	—
Amortization of deferred financing costs	490	62
Loss on derivatives - common stock warrants	5,742	—
Deferred income taxes	17,069	—
Other	(146)	—
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(10,545)	(27,517)
Accrued expenses	2,627	4,932
Prepaid and other expenses	1,854	(6,703)
Other payable	3,165	(14)
Net cash provided by operating activities	212,692	251,356
Investing activities:
Capital expenditures for oil and natural gas properties	(237,138)	(143,923)
Acquisition of oil and natural gas properties	(49,427)	(32,858)
Refund of advances to operators	—	971
Proceeds from the disposal of oil and natural gas properties	60	747
Net cash used in investing activities	(286,505)	(175,063)
Financing activities:
Proceeds from borrowing on credit facilities	117,500	16,000
Repayments of borrowing on credit facilities	(32,500)	(67,100)
Cash contributions	—	84
Deferred financing costs	(28)	—
Payment of expenses related to formation of Granite Ridge Resources, Inc.	(43)	—
Purchase of treasury shares	(11,765)	—
Payment of dividends	(44,072)	—
Proceeds from issuance of common stock	5	—
Net cash provided by (used in) financing activities	29,097	(51,016)

Net change in cash and restricted cash	(44,716)	25,277
Cash and restricted cash at beginning of period	51,133	12,154
Cash and restricted cash at end of period	$6,417	$37,431

Supplemental disclosure of non-cash investing activities:
Oil and natural gas property development costs in accrued expenses	$(13,068)	$17,326
Advances to operators applied to development of oil and natural gas properties	$88,463	$55,775
Cash and restricted cash:
Cash	$6,117	$37,131
Restricted cash included in other long-term assets	300	300
Cash and restricted cash	$6,417	$37,431

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales (in thousands):
Oil sales	$88,210	$79,051	$230,755	$251,088
Natural gas sales	20,194	57,915	56,516	129,994
Total revenues	108,404	136,966	287,271	381,082

Net Production:
Oil (MBbl)	1,125	999	3,038	2,610
Natural gas (MMcf)	7,841	6,158	20,643	15,461
Total (MBoe)(1)	2,432	2,025	6,479	5,187
Average Daily Production:
Oil (Bbl)	12,228	10,859	11,128	9,560
Natural gas (Mcf)	85,228	66,935	75,615	56,634
Total (Boe)(1)	26,433	22,015	23,731	18,999

Average Sales Prices:
Oil (per Bbl)	$78.41	$79.13	$75.96	$96.20
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	0.11	(6.95)	1.29	(8.88)
Oil net of settled oil derivatives (per Bbl) (2)	78.52	72.18	77.25	87.32

Natural gas sales (per Mcf)	2.58	9.40	2.74	8.41
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.55	(1.32)	0.72	(1.09)
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	3.13	8.08	3.46	7.32

Realized price on a Boe basis excluding settled commodity derivatives	44.57	67.64	44.34	73.47
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	1.82	(7.46)	2.91	(7.71)
Realized price on a Boe basis including settled commodity derivatives (2)	46.39	60.18	47.25	65.76

Operating Expenses (in thousands):
Lease operating expenses	$16,935	$12,330	$45,113	$30,258
Production and ad valorem taxes	7,790	7,871	19,810	20,771
Depletion and accretion expense	44,267	36,567	113,088	84,096
General and administrative	5,249	2,708	21,839	7,747
Costs and Expenses (per Boe):
Lease operating expenses	$6.96	$6.09	$6.96	$5.83
Production and ad valorem taxes	3.20	3.89	3.06	4.00
Depletion and accretion	18.20	18.06	17.45	16.21
General and administrative	2.16	1.34	3.37	1.49

Net Producing Wells at Period-End:	175.24	123.84	175.24	123.84
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at November 9, 2023, for the periods indicated:

	2023	2024	2025
	Total	Total	Total
Producer 3-way (oil)
Volume (Bbl)	208,488	—	—
Weighted-average sub-floor price ($/Bbl)	$60.43	$—	$—
Weighted-average floor price ($/Bbl)	$80.00	$—	$—
Weighted-average ceiling price ($/Bbl)	$101.92	$—	$—
Collar (oil)
Volume (Bbl)	371,304	1,536,446	273,000
Weighted-average floor price ($/Bbl)	$67.49	$64.24	$63.00
Weighted-average ceiling price ($/Bbl)	$88.14	$85.07	$82.70
Swaps (oil)
Volume (Bbl)	—	181,000	—
Weighted-average price ($/Bbl)	$—	$80.00	$—
Collar (natural gas)
Volume (Mcf)	3,746,650	5,471,000	2,156,000
Weighted-average floor price ($/Mcf)	$3.72	$3.14	$3.59
Weighted-average ceiling price ($/Mcf)	$5.37	$4.71	$5.39
Swaps (natural gas)
Volume (Mcf)	—	6,903,000	450,000
Weighted-average price ($/Mcf)	$—	$3.22	$3.68

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net income, before (1) abandonments expense, (2) depletion and accretion expense, (3) (gain) loss on derivatives – commodity derivatives, (4) net cash receipts from (payments on) commodity derivatives, (5) interest expense (6) (gain) loss on derivatives – common stock warrants (7) non-cash stock-based compensation (8) warrant exchange transaction costs and (9) income tax expense. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to adjusted EBITDAX for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income	$17,957	$79,991	$63,560	$205,719
Interest expense	1,356	570	2,906	1,704
Income tax expense	5,153	—	20,068	—
Abandonments expense	1,560	—	1,560	—
Depletion and accretion expense	44,267	36,567	113,088	84,096
Non-cash stock-based compensation	379	—	1,813	—
Warrant exchange transaction costs	—	—	2,456	—
(Gain) loss on derivatives - commodity derivatives	8,129	(3,071)	(6,415)	30,787
Net cash receipts from (payments on) commodity derivatives	4,419	(15,099)	18,830	(40,006)
Loss on derivatives - common stock warrants	8	—	5,742	—
Adjusted EBITDAX	$83,228	$98,958	$223,608	$282,300
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. The Company believes that free cash flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$57,032	$114,046	$212,692	$251,356
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	27,147	(19,738)	10,545	27,517
Accrued expenses	(1,155)	(1,220)	(2,627)	(4,932)
Prepaid and other expenses	(904)	5,174	(1,854)	6,703
Other payable	(2,832)	167	(3,165)	14
Total working capital changes	22,256	(15,617)	2,899	29,302
Operating cash flow before working capital changes	79,288	98,429	215,591	280,658
Development costs	75,726	59,898	233,071	164,923
Free cash flow	$3,562	$38,531	$(17,480)	$115,735
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2023	2022	2023	2022
Net income	$17,957	$79,991	$63,560	$205,719
(Gain) loss on derivatives - commodity derivatives	8,129	(3,071)	(6,415)	30,787
Net cash receipts from (payments on) commodity derivatives	4,419	(15,099)	18,830	(40,006)
Loss on derivatives - common stock warrants	8	—	5,742	—
Warrant exchange transaction costs	—	—	2,456	—
Tax impact on above adjustments (a)	(2,850)	—	(4,679)	—
Changes in deferred taxes and other estimates	32	—	1,223	—
Adjusted net income	$27,695	$61,821	$80,717	$196,500

Earnings per diluted share - as reported	$0.13	$0.60	$0.48	$1.55
(Gain) loss on derivatives - commodity derivatives	0.06	(0.02)	(0.05)	0.23
Net cash receipts from (payments on) commodity derivatives	0.03	(0.11)	0.14	(0.30)
Loss on derivatives - common stock warrants	—	—	0.04	—
Warrant exchange transaction costs	—	—	0.02	—
Tax impact on above adjustments (a)	(0.01)	—	(0.04)	—
Changes in deferred taxes and other estimates	—	—	0.01	—
Adjusted earnings per diluted share	$0.21	$0.47	$0.60	$1.48
Adjusted earnings per share:
Basic earnings	$0.21	$0.47	$0.60	$1.48
Diluted earnings	$0.21	$0.47	$0.60	$1.48
(a) Estimated using statutory tax rate in effect for the period.
Reconciliation of Total Costs Incurred for Oil and Natural Gas Properties to Inventory Acquisitions
The Company defines inventory acquisitions as costs incurred to acquire additional development opportunities and undeveloped acreage acquisitions and excludes producing property acquisition costs. The Company believes that inventory acquisitions are useful to investors as they provide a measure of Company’s costs incurred for current and future drilling opportunities on a consistent basis.

The following table provides a reconciliation from the GAAP measure of total costs incurred for oil and natural gas properties to inventory acquisitions:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Property acquisition costs:
Proved	$8,161	$4,251	$27,459	$12,206
Unproved	11,262	7,864	24,053	20,653
Development costs	75,726	59,898	233,071	164,923
Total costs incurred for oil and natural gas properties	95,149	72,013	284,583	197,782
Less: Development costs (excluding drilling carry)	(75,049)	(46,394)	(222,230)	(139,969)
Less: Production acquisitions	(8,161)	—	(26,150)	(560)
Inventory acquisitions (non-GAAP)	$11,939	$25,619	$36,203	$57,253